UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2020

Mikrocoze, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333- 216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250

Chesapeake, Virginia

(Address of Principal Executive Offices)
(Zip Code)

(800) 542-8715

 (Registrant's telephone number, including area code)

 _____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events.

On December 7, 2020, Mikrocoze, Inc. (OTC: MZKR) (the “Company”), entered into a non-binding letter of intent (the “Letter of Intent”) with Instadose Pharma Corp. (“Instadose”) and holders of a majority of its outstanding shares (the “Shareholders”) for a potential transaction pursuant to which the Company would acquire 100% of the outstanding common shares of Instadose (the “Acquisition”) from the Shareholders in exchange for approximately 80% of the issued and outstanding shares of common stock of the Company following such exchange.

The parties intend that the closing of the Acquisition occur no later than 90 days after the execution of the definitive transaction documents (the “Definitive Documents”), subject to extension by the parties. Closing of the Acquisition would be subject to a number of conditions, including but not limited to, approval of the Acquisition by the shareholders of the Company and Instadose, obtaining necessary third party approvals, and no material adverse change occurring in the Company or Instadose.

The parties have agreed to an exclusivity period of ninety (90) days from the date of the Letter of Intent, during which negotiations leading to the execution of Definitive Agreement shall be undertaken in good faith and in a mutually exclusive manner and that neither party will circumvent the other during such negotiations.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Intent attached thereto, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning the timing of the closing of the Acquisition, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this Current Report on Form 8-K, assumptions have been made regarding, among other things, the completion of the Acquisition Documents and Loan Documents, the Company’s, Instadose’s and the Shareholders’ due diligence review and the receipt of applicable shareholder and third party approvals.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct.

Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include the risks that the conditions to the Acquisition will not be satisfied or the Acquisition will not close on the terms expected.

The forward-looking statements or information contained in this Current Report on Form 8-K are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter of Intent, dated December 7, 2020, by and among Mikrocoze, Inc., Instadose Pharma Corp. and holders of a majority of its outstanding shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikrocoze Inc.

Date: December 7, 2020	By:	/s/ Terry Wilshire
Terry Wilshire
President

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